                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of the 1st day of July 1994, by and between [SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION] its successors and assigns ("Lender"), and INTERNATIONAL RECTIFIER CORPORATION ("Borrower").

     Borrower is desirous of obtaining a loan from Lender and Lender is willing to make the loan to Borrower upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

          1. ADVANCE OF LOAN.

               (a) On the terms and conditions hereinafter set forth, the parties agree that Lender shall lend to Borrower certain sums (the "Loan") on the terms specified pursuant to that certain commitment letter dated May 16, 1994 (the "Commitment Letter"; which is incorporated herein by reference). Time is of the essence.

               (b) The obligation to repay the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender in substantially the form attached hereto as Exhibit No. 1 (hereinafter collectively referred to as the "Promissory Note"). The Promissory Note shall bear interest, be payable and mature as set forth in Exhibit No. 1.

               (c) The commitment of Lender to make the Loan herein shall expire on the date specified in the Commitment Letter, provided, however, that such commitment shall terminate (at Lender's option) upon the occurrence of any Default (as such term is hereinafter defined) or shall be suspended (at Lender's option) upon the occurrence and continuance of any event which, with the giving of notice or lapse of time, or both, would become a Default hereunder.

          2. SECURITY. As security for the payment as and when due of the indebtedness of Borrower to Lender hereunder and under Borrower's Promissory Note (and any renewals, extensions and modifications thereof) and under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), and the performance as and when due of all other obligations of Borrower to Lender, both now in existence and hereafter created (as the same may be renewed, extended or modified) (the "Obligations"), Borrower hereby grants to Lender a purchase money security interest in the items of equipment (the "Equipment") described on the collateral schedule(s) in substantially the form attached hereto as Exhibit No. 2 (hereinafter collectively referred to as the "Collateral Schedule") now or hereafter executed in connection with the Promissory Note, and all replacements, substitutions and alternatives therefor and thereof and accessions thereto and all proceeds (cash and non-cash), including the proceeds of all insurance policies, thereof (the "Collateral").

          Borrower agrees that with respect to the Collateral Lender shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code (the "UCC"). Until such time as the Obligations have been satisfied in full (upon prepayment or in accordance with their terms), Borrower may not dispose of any of the Collateral without the prior written consent of Lender, notwithstanding the fact that proceeds constitute a part of the Collateral.

          3. CONDITIONS PRECEDENT TO LENDER'S OBLIGATION. The obligation of Lender to make the Loan as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrower, to the reasonable satisfaction of Lender and its counsel, of the following conditions precedent:

               (a) Concurrently with the execution hereof, or on or prior to the date on which Lender is to make the initial advance of the Loan hereunder, Borrower shall cause to be provided to Lender the following:

                    (1) Resolutions of the Board of Directors or validly authorized Executive Committee of Borrower, certified by the Secretary or an Assistant Secretary of Borrower, duly authorizing the borrowing of funds hereunder and the execution, delivery and performance of this Agreement and all related instruments and documents.

                    (2) An opinion of counsel for Borrower satisfactory as to form and substance to Lender, as to each of the matters set forth in sub-parts
(a) through (f) of Section 4 hereof and as to such other matters as Lender may reasonably request.

                    (3) Evidence satisfactory to Lender as to due compliance with the insurance provisions of Section 5(f) hereof.

               (b) On each date on which Lender is to advance funds hereunder,

                    (1) Borrower shall cause to be provided to Lender the following:

                         a. A Promissory Note in the amount of the Loan to be
advanced on such date, duly executed on behalf of Borrower, pursuant to Section 1 hereof.

                         b. Photocopies of the invoices or other evidence
reasonably satisfactory to Lender and its counsel, related to the acquisition cost of that portion of the Collateral to which such advance of the Loan relates as is newly acquired by Borrower (the "New Equipment"), and/or a desktop appraisal reasonably satisfactory to Lender and its counsel with respect to that portion of the Collateral to which such advance of the Loan relates as is used in the hands of Borrower (the "Used Equipment"). Such appraisal shall confirm that the current fair market value of the relevant items of the Used Equipment equals or exceeds that portion of the Loan to which such items of the Used Equipment relate. The appraisal shall be conducted by a firm selected by Borrower, and reasonably satisfactory to Lender, at the expense of Borrower. Notwithstanding the foregoing, Borrower shall not be required to provide a desktop appraisal with respect to individual items of the Used Equipment that have an acquisition cost of less than $100,000.00 until such time as the aggregate acquisition cost of all such items of the Collateral having an individual acquisition cost of less than $100,000.00, exceeds $250,000.00 in the aggregate.

                         c. A Collateral Schedule describing the Collateral to
which such advance of the Loan relates.

                         d. A Uniform Commercial Code Financing Statement
prepared by Lender and duly executed on behalf of Borrower, to be filed with the Secretary of State of California.

                         e. A Uniform Commercial Code Financing Statement
prepared by Lender and duly executed on behalf of Borrower, to be filed with the County Recorder of Los Angeles County, California (the "UCC Fixture Filing").

                    (2) Such filings shall have been made and other actions taken as reasonably may be required by Lender and its counsel to perfect a valid, first priority purchase money security interest granted by Borrower to Lender with respect to the Collateral.

                    (3) No Default or event which, with the giving of notice or lapse of time, or both, would become a Default hereunder, shall have occurred.

               4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that:

                (a) Borrower is a corporation duly organized, and validly existing in good standing under the laws of the state of its incorporation; and is duly qualified and authorized to transact business as a foreign corporation in good standing in each state in which the collateral is to be located.

               (b) Borrower has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder; and the borrowing hereunder by Borrower from Lender, the execution, delivery and performance of this Agreement and all related instruments and documents, (1) have been duly authorized by all necessary corporate action on the part of Borrower; (2) do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Borrower, or the certificate of incorporation or by-laws of Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under any agreement to which Borrower is a party or by which it or its property is bound.

               (c) Neither the execution and delivery by Borrower of this Agreement and all related instruments and documents, nor the consummation of any of the transactions by Borrower contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

               (d) This Agreement constitutes, and all related instruments and documents when entered into will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

               (e) There are no pending or threatened actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would materially adversely affect the financial condition of Borrower, or the ability of Borrower to perform its obligations hereunder. Further, Borrower is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.

               (f) Under the laws of the State of California, the state in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures notwithstanding the filing of the UCC Fixture Filing.


               (g) Upon payment in full of the acquisition cost of the New Equipment, Borrower will have good and marketable title to the New Equipment, and Borrower has good and marketable title to the Used Equipment, free and clear of all liens and encumbrances (excepting only the lien of Lender). Upon the last to occur of: (1) delivery of an item of New Equipment, (2) payment to the vendor of the acquisition cost of such item of the New Equipment, (3) advance by Lender to Borrower of the Loan relating to the item of the Equipment, and (4) filing in the appropriate public offices of Uniform Commercial Code financing statements or statements of amendment naming Borrower as debtor, and Lender as secured party, and describing the item of the Equipment, Lender will have a valid, perfected, first priority security interest in the item of the Equipment.

               (h) The financial statements of Borrower (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Borrower's financial condition and the results of Borrower's operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

               (i) Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor have been established as required under GAAP. To the extent Borrower believes it advisable to do so, Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

               (j) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a material adverse effect on the conduct of its business, and Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

               (k) None of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR
Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

               (1) The address stated below the signature of Borrower is the chief place of business and chief executive office of Borrower; and Borrower does not conduct business under a trade, assumed or fictitious name.

          5. COVENANTS OF BORROWER.  Borrower covenants and agrees as follows:

               (a) The proceeds of the Loan will be used exclusively for business or commercial purposes, including financing the acquisition of the New Equipment.

               (b) Borrower shall use the Collateral solely in the conduct of its business and in a careful and proper manner; and shall not change the location of any item of the Collateral, as specified on the applicable Collateral Schedule, without the prior written consent of Lender, which shall not unreasonably be withheld.

               (c) Borrower shall not dispose of or further encumber its interest in the Collateral without the prior written consent of Lender.

               (d) Borrower, at its own expense, will pay or cause to be paid all taxes and fees relating to the ownership and use of the Equipment and will keep and maintain, or cause to be kept and maintained, the Equipment in accordance with the manufacturer's recommended specifications, and in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted, and will provide all maintenance and service and make all repairs necessary for such purpose. In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Borrower, at its own expense, will within a reasonable time replace such parts or accessories or cause the same to be replaced, with replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to the Equipment shall immediately be deemed incorporated in the Equipment and subject to the security interest granted by Borrower herein. Upon reasonable advance notice, Lender shall have the right to inspect the Equipment and all maintenance records thereto, if any, at any reasonable time.

               (e) The parties intend that the Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property, and Borrower shall use its best efforts to obtain and deliver to Lender (to be recorded at Borrower's expense) from each owner of the property (the "Premises") where the Equipment is to be located, waivers of any lien, encumbrance or interest which such owner might have or hereafter obtain or claim with respect to the Equipment. Borrower shall maintain the Equipment free from all claims, liens and legal processes of creditors of Borrower other than liens (1) for fees, taxes, or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein); (2) liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein) ; and (3) liens arising out of any judgments or awards against Borrower which have been adequately bonded to protect Lender's interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review. Borrower shall notify Lender immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Equipment in whole or in part.

               (f) At its own expense, Borrower shall keep the Equipment or cause it to be kept insured against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lender. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied, at Lender's option, (x) toward the replacement, restoration or repair of the Equipment which may be lost, stolen, destroyed or damaged, or (y) toward payment of the balance outstanding on the Promissory Note or the Obligations. In addition, Borrower shall also carry public liability insurance, both personal injury and property damage. All insurance required hereunder shall be in form and amount and with companies satisfactory to Lender. Borrower shall pay or cause to be paid the premiums therefor and deliver to Lender evidence satisfactory to Lender of such insurance coverage. Borrower shall cause to be provided to Lender, on or before the date of the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lender of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (1) it will endeavor to give Lender thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.

               (g) Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any Uniform Commercial Code Financing Statement or other document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

               (h) Borrower shall provide written notice to Lender (1) thirty
(30) days prior to any contemplated change in the name or address of Borrower or of Borrower's corporate structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes a Default (as hereinafter defined) hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder.

               (i) Borrower shall furnish Lender (1) within one hundred twenty
(120) days after the end of each fiscal year of Borrower, its balance sheet as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Borrower (which shall be a "Big 6" accounting firm); (2) within sixty (60) days after the end of each quarter of Borrower's fiscal year, its balance sheet as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all reports, forms and other filings required to be made by Borrower to the Securities and Exchange Commission, if any. Notwithstanding the foregoing, Borrower shall be deemed to have satisfied its obligations pursuant to clauses (1) and (2) of this Section 5
(i) if Borrower is a reporting company and satisfies its obligations under
Section 5(i)(3).

               (j) Borrower shall at all times maintain its corporate existence except as expressly permitted herein. Borrower shall not consolidate with, merge into, or convey, transfer or lease substantially all of its assets as an entirety to (such actions being referred to as an "Event"), any Person (which term, for the purposes of this paragraph means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof) , unless (not less than sixty (60) days before the Event):
                    (1) if Borrower is not the surviving entity after such Event, (A) such Person shall be an entity organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) such Person shall execute and deliver to Lender an agreement containing an effective assumption by such Person of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by Borrower, and (C) Lender is reasonably satisfied as to the creditworthiness of such Person; or

                    (2) if Borrower is the surviving entity after such Event, the Tangible Net Worth of the surviving entity immediately after such Event must be substantially equal to or greater than the Borrower's Tangible Net Worth prior to such Event. As used herein, "Tangible Net Worth" shall mean the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to good will, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses and other intangibles, all as determined in accordance with GAAP.

               (k) As a result of or in connection with a material change in the ownership of the Borrower's capital stock, the Tangible Net Worth of the surviving entity immediately after such a change must be substantially equal to or greater than the Borrower's Tangible Net Worth immediately prior to such change.

               (l) Borrower shall provide written notice to Lender of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.

                (m) Borrower shall indemnify and defend Lender, its successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, related reasonable attorneys' fees) of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral, including (without limitation) any rent paid to the landlord of the Premises, and all costs of repair or restoration of the Premises (in each case, other than such as may result from the gross negligence or willful misconduct of Lender, its successors and assigns, and their respective directors, officers and employees).

               (n) Borrower has conducted, and will continue to conduct its business operations, and so long as any Obligations remains outstanding will use the Collateral, so as to comply with all Environmental Laws in all material respects; as of the date hereof, and as of the date of execution of each Collateral Schedule, except as have been previously disclosed in writing in Borrower's most recently filed Form 10K, there are no Hazardous Substances generated, treated, handled, stored, transported, discharged, emitted, released or otherwise disposed of in connection with Borrower's use of the Collateral resulting in any material liability or obligations; and Borrower has, and so long as any Obligations remains outstanding will continue to have in full force and effect all federal, state and local licenses, permits, orders and approvals required to operate the Collateral in compliance with all Environmental Laws in all material respects.

As used herein, the following terms shall have the following meaning:

     (A) "Adverse Environmental Condition" shall mean (i) the existence or the continuation of the existence of an Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Contamination), or exposure to any substance, chemical, material, pollutant, Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Collateral, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Collateral, or (iii) the violation, or alleged violation, of any Environmental Law, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any of the Collateral.

     (B) "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse affects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     (C) "Environmental Contamination" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Collateral, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property which is not in compliance with applicable Environmental Laws.

     (D) "Environmental Law" shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.
          Section 9601 ET SEQ.), the Hazardous Material Transportation Act
          (49 U.S.C. Section 1801 ET SEQ.), the Federal Water Pollution
          Control Act (33 U.S.C. Section 1251 ET SEQ.) , the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal
          Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361
          ET SEQ.), the Occupational Safety and Health Act (19 U.S.C.
          Section 651 ET SEQ.), the Hazardous and Solid Waste Amendments
          (42 U.S.C. Section 2601 ET SEQ.), the California Hazardous
          Waste Control Law, Cal. Health & Safety Code Section 25100 ET SEQ., the California Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health & Safety Code Section 25300 ET SEQ., the California Porter-Cologne Water Quality Act, Cal. Water Code Section 13000 ET SEQ., and the California Environmental Quality Act, Cal. Pub. Res. Code Section 21000 ET SEQ., as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

      (E) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense

          (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Collateral arising out of or related to any Adverse Environmental Condition.

     (F) "Hazardous Substances" shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R.
          Section 172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

     (G) "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity

          6. DEFAULT. Borrower shall be deemed to be in default hereunder ("Default") if (a) Borrower shall fail to make any payment of the Obligations as and when due, and such failure shall continue unremedied for a period of ten
(10) days after the same shall have become due; or (b) Borrower shall fail to provide the insurance required pursuant to Section 5(f) hereof; or (c) Borrower shall fail to perform or observe in timely fashion any other covenant, condition or agreement to be performed or observed by it hereunder or under the Promissory Note and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Borrower by Lender; or (d) Borrower shall (1) be generally not paying its debts as they become due after and including any applicable grace period (within the meaning of such phrase as used in the Bankruptcy Code), (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Borrower or its property, and any such petition filed against Borrower is not dismissed within sixty (60) days; or (e) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect hereto by or on behalf of Borrower proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Borrower; or (f)

Borrower shall be in default under any obligation for an original principal amount in excess of One Million Dollars ($1,000,000.00) for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent, and the applicable grace period with respect thereto shall have expired. Notwithstanding anything herein to the contrary, any breach of any representations and warranties contained in Sections 4(b)(3), 4(c) or 4(i), or the covenant in Section 5(n), shall not be deemed a Default or prohibit any extension or continuation of credit hereunder if, in the aggregate, such breaches could not reasonably be expected to have a material adverse effect on the Borrower's financial condition, operations or assets.

          The occurrence of a Default with respect to any Promissory Note shall, at the sole discretion of Lender (as set forth in a written declaration to Borrower), constitute a Default with respect to any or all of the other Promissory Notes. Notwithstanding anything to the contrary set forth herein, Lender or its assignee(s) (as applicable) may exercise all rights and remedies hereunder or under a Promissory Note independently with respect to each Promissory Note and/or with respect to the Collateral collateralizing such Promissory Note.

          7. REMEDIES. Upon the occurrence of a Default hereunder, Lender may, at its option, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:

               (a) Exercise any and all rights and remedies of a Lender under the UCC in effect in the State of California at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower's sole expense) to forward promptly any or all of the Collateral to Lender at such location as shall reasonably be required by Lender, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

               (b) Subject to any right of Borrower to redeem the Collateral, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

               FIRST, to the payment of all expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, attorneys' fees, court costs and any other expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender;


               SECOND, to the payment of the Obligations; and

               THIRD, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses "First" and "Second" above, Lender may collect such deficiency from Borrower.

               (c) Lender may exercise any other right or remedy available to it under this Agreement, the Promissory Note, the Guaranty or applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

     In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder or under the Promissory Note, before, after or during the exercise of any of the foregoing remedies; for all reasonable legal fees and other reasonable costs and expenses incurred by reason of any default or of the exercise of Lender's remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. Borrower hereby waives any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Note and agrees to make the payments regardless of any offset or claim which may be asserted by Borrower or on its behalf in connection with this Agreement.

     The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by Borrower shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

          8. NOTICES. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by facsimile telecopier, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective from the date of receipt.

          9. LENDER'S RIGHT TO PERFORM FOR BORROWER. If Borrower is in Default in the performance of or compliance with any of its agreements contained herein, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out-of-pocket expenses and other reasonable expenses of Lender thereby incurred, together with interest thereon at the Late Charge Rate (as defined in the Promissory Note), shall be due and payable by Borrower upon demand.

          Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact (which power shall be deemed coupled with an interest), effective upon any Default hereunder, to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, Uniform Commercial Code financing statements (including continuation statements), real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 5(f) hereof, but only to the extent that the same relates to the Collateral.

          10. SUCCESSORS AND ASSIGNS; CONFIDENTIALITY. (a) This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower. This Agreement may not be assigned by Borrower. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations hereunder, in the Promissory Notes, in the Collateral and/or the Obligations held by it to others at any time and from time to time; and Lender may disclose to any such purchaser, assignee, transferee or participant (the "Participant") or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower. Notwithstanding the foregoing, such Participant may not be an entity directly and substantially engaged in the semi-conductor manufacturing business; and any such sale, assignment, transfer, negotiation or grant of a participation shall be with respect to Obligations equal to or in excess of [One Million Dollars ($1,000,000.00)]. Borrower hereby grants to any Participant all liens, rights and remedies of Lender under the provisions of this Agreement or any other documents relating hereto or under applicable laws. Borrower agrees that any Participant may enforce such liens and exercise such rights and remedies in the same manner as if such Participant were Lender and a direct creditor of Borrower. (b) Lender shall, and shall cause its Representatives to, hold all non-public information obtained pursuant to this Agreement ("Confidential Information") in accordance with its customary procedures for handling confidential information of this nature. Confidential Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure by Lender or its Representatives, (2) was available to Lender prior to its disclosure by Borrower to Lender, (3) becomes available to Lender on a non-confidential basis from any person, or (4) is approved for release by written authorization of Borrower. The term "Representatives" shall mean and include all subsidiaries, affiliates, directors, officers, employees, agents and controlling persons of the persons referred to. In the event that Lender is requested by governmental organization or required by applicable law, regulation or legal process, to disclose any Confidential Information, Lender agrees that it will use its best efforts to provide Borrower with prompt oral or written notice of such request(s), at the Borrower's address set forth below, attention "President"; provided that Lender is not required to provide such notice if Lender is prohibited by applicable law, rule, regulation or order from doing so. Disclosure of Confidential Information may be made to a potential Participant, only if the potential Participant has agreed in writing to abide by the confidentiality provisions of this Section.

          11. CALIFORNIA LAW GOVERNS. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

          The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the State of California, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of California.

          BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE PROMISSORY NOTE. BORROWER AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631(a). IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE PROMISSORY NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          12. NON-UTILIZATION FEE. Borrower shall pay to Lender a non-utilization fee calculated and payable as follows: (a) if the aggregate amount of the Loans advanced hereunder as of December 31, 1994, is less than $2,000,000.00, then upon demand Borrower shall pay to Lender a non-utilization fee calculated as one-half of one percent (.5%) of the difference between $2,000,000.00 and the aggregate amount of the Loans having been funded hereunder as of December 31, 1994; and (b) if the aggregate amount of the Loans advanced hereunder as of September 30, 1995, is less than $5,000,000.00, then upon demand Borrower shall pay to Lender a non-utilization fee calculated as one-half of one percent (.5%) of the difference between $3,000,000.00 and the aggregate amount of the Loans having been funded hereunder between January 1, 1995, and September 30, 1995 (provided, however, that the amount of such difference shall be reduced by the excess, if any, of the aggregate amount of the Loans having been funded hereunder on or before December 31, 1994, and $2,000,000.00).

          13. MISCELLANEOUS. This Agreement, the Promissory Note all other related instruments and documents executed pursuant hereto, and the Commitment Letter, constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

          All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full.

           Any provision of this Agreement or of any instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SANWA GENERAL EQUIPMENT LEASING,
                                        A DIVISION OF SANWA BUSINESS
                                        CREDIT CORPORATION
                                        Lender


                                        By: /s/ Thomas M. Joschik
                                            ----------------------------------
                                        Name:  Thomas M. Joschik
                                              --------------------------------
                                        Title:  Vice President
                                               -------------------------------

                                             One South Wacker Drive
                                             Chicago, Illinois 60606
                                             with a copy to:
                                             502 Washington Avenue
                                             Suite 600
                                             Towson, Maryland 21204
                                             Facsimile: 410-821-8775


                                        INTERNATIONAL RECTIFIER CORPORATION
                                        Borrower


                                        By:    /s/  Michael P. McGee
                                            ----------------------------------
                                        Name:  Michael P. McGee
                                        Title: Vice President & Chief Financial
                                               Officer


                                             233 Kansas Street
                                             El Segundo, California 90245
                                             Facsimile: (310) 640-6575

                                  EXHIBIT NO. 1

                                 PROMISSORY NOTE
                                    NO._____


$__________________________________                     ________________, 1994

 FOR VALUE RECEIVED, INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") hereby promises to pay to the order of SANWA GENERAL EQUIPMENT LEASING, A DIVISION OF SANWA BUSINESS CREDIT CORPORATION, its successors and assigns ("Lender"), in lawful money of the United States of America the principal amount of $ _______, together with interest at the Interest Rate as hereinafter defined at the times and in the manner set forth below.

     This Note is one of a series of promissory notes issued pursuant to a Loan and Security Agreement dated as of ________, 1994 (the "Agreement"), between the Borrower and Lender. Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

     Principal and interest due hereunder shall be payable as follows:

          (a) Interest only shall be payable for the period from the date of execution of this Note to the last day of this calendar month; payable on the last day of this calendar month; at the Interest Rate.

          (b) Twenty (20) consecutive quarterly installments of principal, each in an amount equal to $_____________________, which is equal to four and one-half percent (4 1/2%) of the original principal amount hereof; payable, in arrears, on the last day of each calendar quarter during the term hereof
(each such date, an ("Installment Date"), commencing ________________, 199__, and continuing on the last day of every third (3rd) month thereafter.

          (c) The Borrower promises to pay to the order of the Lender interest on the outstanding principal balance of this Note until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) at a floating and fluctuating per annum rate of interest equal at all times to the Interest Rate. Interest accrued on the unpaid principal balance of this Note until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) shall be paid by the Borrower to the Lender quarterly on the last day of each calendar quarter in each year, commencing ______________, 199__, and continuing on the last day of every third (3rd) month thereafter until the maturity of this Note (whether by acceleration, declaration, extension or otherwise), at which time all unpaid interest accrued through the date of such maturity shall be paid in full by the Borrower to the Lender.

          (d) One (1) final installment, in an amount equal to ten (10) percent of the original principal amount hereof, shall be payable concurrently with the twentieth (20th) quarterly installment.

          (e) As used herein, the term "Interest Rate" shall mean that percentage per annum calculated as the sum of (a) one hundred sixty (160) basis points, plus (b) the LIBOR Rate (as hereinafter defined) determined as of the Installment Date next preceding the date of determination. As used herein, the term "LIBOR Rate" shall mean, with respect to the period beginning on the date hereof and ending on the first Installment Date, and each subsequent quarterly period occurring during the term hereof (each, an "Interest Period"), an interest rate per annum (rounded upward to the next higher whole multiple of 1/16% if such rate is not such a multiple), equal at all times during such Interest Period to the quotient of (i) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) as determined on the basis of the Interest Settlement Rates of the British Banker's Association as published by TELERATE, for deposits in U.S. Dollars for ninety
(90) days, on the Business Day next preceding the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements (as hereinafter defined) current on the Business Day next preceding
the first day of such Interest Period.   For the purposes of calculating such
rate, the parties shall assume that each year is comprised of twelve (12) thirty (30) day months. As used herein, the term "LIBOR Reserve Requirements" means, for any Interest Period, the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities"
(as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period. Interest on any overdue payment shall be due and payable at a rate calculated as that percentage per annum equal to the Interest Rate plus two (2) percent, until paid (the "Late Charge Rate").

     This Note may be prepaid by Borrower in whole on any of the first (1st) four (4) Installment Dates, after giving sixty (60) days' prior written notice to Lender of its intention to make such prepayment, by paying, in addition to such prepayment, all interest accrued to the date of such payment accompanied by a Prepayment Premium in an amount equal to one percent (1%) of the then outstanding principal balance of this Note. Thereafter, this Note may be prepaid in whole without premium or penalty.

     Payments of principal and interest shall be made by check at 502 Washington Avenue, Suite 600, Towson, Maryland 21204 or such other address as the holder hereof shall have designated to the Borrower in writing; and shall be effective upon receipt.

     In the event of the declaration by Lender of a Default under the Agreement, then this Note shall be in default and the balance of the principal sum then due hereunder, together with all accrued interest thereon, shall become immediately due and payable without further notice, such further notice being expressly waived, and the Borrower shall be liable to the holder hereof for reasonable attorney's fees and costs of suit.

     By its execution of this Note Borrower hereby represents and warrants to Lender that the representations and warranties of Borrower contained in the Agreement remain true and correct as of the date hereof, and that no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default under the Agreement, has occurred.

     The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

     The remedies of Lender as provided herein and in the Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Note or the Agreement, in no event shall this Note or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither the Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law,
(c) any such excess which may have been collected shall either be applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of Lender, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by Lender in connection with such Indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed by law, the Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum Interest Rate per annum allowed by the amended state law or the law of the United States of America (but not in excess of the Interest Rate provided for herein).

     THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE. BORROWER AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 (a). IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     THE BORROWER AGREES THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Venue for any action hereunder or related hereto shall be in any state or Federal court of competent jurisdiction in the State of California, and the Borrower submits to the jurisdiction of such courts.

 IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed as of the _________ day of ___________, 199__.


                              INTERNATIONAL RECTIFIER CORPORATION


                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________

                                  EXHIBIT NO. 2

                             COLLATERAL SCHEDULE NO.


     THIS COLLATERAL SCHEDULE NO.______ is executed pursuant to and made a part of that certain Loan and Security Agreement dated as of _________________, 1994 (the "Agreement"), between Sanwa General Equipment Leasing, a Division of Sanwa Business Credit Corporation, as Lender, and International Rectifier Corporation, as Borrower, and describes collateral in which Borrower has granted Lender a security interest in connection with the Obligations (as defined in the Agreement) including without limitation that certain Promissory Note No. ____ dated _______________________________________________ in the original principal amount of $____________________________________.


 DESCRIPTION                                 LOCATION






Date:______________________________, 199__

SANWA GENERAL EQUIPMENT LEASING,       INTERNATIONAL RECTIFIER CORPORATION
A DIVISION OF SANWA BUSINESS           Borrower
CREDIT CORPORATION
Lender


By: _______________________________    By: ________________________________
Name: _____________________________    Name: ______________________________
Title: ____________________________    Title: _____________________________